As filed with the U.S. Securities and Exchange Commission on March 28, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LAVA Therapeutics N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	84-2745484
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

Yalelaan 62 Utrecht, the Netherlands	3584 CM
(Address of principal executive offices)	(Zip code)

Long-Term Incentive Plan

2021 Employee Stock Purchase Plan

(Full titles of the plans)

Stephen Hurly

President and Chief Executive Officer

LAVA Therapeutics N.V.

Yalelaan 62

3584 CM Utrecht, the Netherlands

+31 85 016 3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta

Katie Kazem

Cooley LLP

55 Hudson Yards

New York, New York 10001-2157

(212) 479-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 5,232,950 common shares, €0.12 nominal value per share (the “Common Shares”), of LAVA Therapeutics N.V. (the “Registrant”), consisting of:

•	4,186,360 Common Shares issuable pursuant to the Registrant’s Long-Term Incentive Plan (the “2021 LTIP”), pursuant to the provisions of the 2021 LTIP providing for an automatic increase in the number of shares reserved and available for issuance under the 2021 LTIP on each of January 1, 2022, January 1, 2023, January 1, 2024, and January 1, 2025; and

•	1,046,590 Common Shares issuable pursuant to the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”), pursuant to the provisions of the 2021 ESPP providing for an automatic increase in the number of shares reserved and available for issuance under the 2021 ESPP on each of January 1, 2022, January 1, 2023, January 1, 2024, and January 1, 2025.

In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)       The contents of the Registrant’s Registration Statement on Form S-8, filed with the Commission on May 28, 2021 (File No. 333-256655);

(b)       The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 28, 2025 (File No. 001-40241);

(c)       The Registrant’s Current Reports on Form 8-K, filed with the Commission on February 25, 2025 and February 28, 2025 (File No. 001-40241); and

(d)       The description of the Registrant’s Common Shares which is contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 28, 2025 (File No. 001-40241), including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	English translation of Articles of Association of LAVA Therapeutics N.V.	10-K	001-40241	3.1	March 28, 2025

5.1*	Opinion of NautaDutilh N.V., Dutch Counsel of the Registrant.

23.1*	Consent of NautaDutilh N.V., counsel of the Registrant (included in Exhibit 5.1).

23.2*	Consent of Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on the signature page of this registration statement).

99.1	Long Term Incentive Plan and form of Award Agreement.	10-K	001-40241	10.9	March 28, 2025

99.2	2021 Employee Stock Purchase Plan.	F-1/A	333-253795	10.8	March 18, 2021

107*	Filing Fee Table

*     Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Utrecht, the Netherlands, on March 28, 2025.

LAVA THERAPEUTICS, N.V.

By:	/s/ Stephen Hurly
Name: Stephen Hurly
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen Hurly, Fred Powell and Amy Garabedian, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Stephen Hurly	President, Chief Executive Officer and Director (Principal Executive Officer)	March 28, 2025
Stephen Hurly
/s/ Fred Powell	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 28, 2025
Fred Powell

/s/ Kapil Dhingra	Chair of the Board	March 28, 2025
Kapil Dhingra

/s/ Jay Backstrom	Director	March 28, 2025
Jay Backstrom

/s/ Peter Kiener	Director	March 28, 2025
Peter Kiener

/s/ James Noble	Director	March 28, 2025
James Noble

/s/ Christy Oliger	Director	March 28, 2025
Christy Oliger

/s/ Mary Wadlinger	Director	March 28, 2025
Mary Wadlinger

/s/ Karen Wilson	Director	March 28, 2025
Karen Wilson